Exhibit 21


              SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1997

                    AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

              AVID TECHNOLOGY SECURITIES CORPORATION (Massachusetts)

                         ELASTIC REALITY, INC. (Wisconsin)

                      AVID TECHNOLOGY FSC LIMITED (Barbados)

                     AVID TECHNOLOGY EUROPE LIMITED (England)

                       AVID TECHNOLOGY HQ LIMITED (England)

                       AVID TECHNOLOGY IBERIA LTD (England)

                     AVID TECHNOLOGY SYSTEMS LIMITED (England)

                        PARALLAX SOFTWARE LIMITED (England)

                        3 SPACE SOFTWARE LIMITED (England)

                         AVID TECHNOLOGY S.A.R.L. (France)

                        AVID TECHNOLOGY G.m.b.H. (Germany)

                      AVID TECHNOLOGY SALES LIMITED (Ireland)

                          AVID TECHNOLOGY S.R.L. (Italy)

                    AVID TECHNOLOGY HOLDING B.V. (Netherlands)

                 AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

                              AVID JAPAN K.K. (Japan)

                  AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

                  AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

                        AVID NORTH ASIA LIMITED (Hong Kong)